UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 19, 2010

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34542	86-0891931
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 93 West Xinsong Road
Kaifeng City, Henan Province 475002
People’s Republic of China

(Address of Principal Executive Offices)

(+86) 378-2925211
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

China Valves Technology, Inc. (the "Company") is filing this Current Report on Form 8-K/A (the "Form 8-K/A") to amend the Company's Current Report on Form 8-K that was filed with the Securities and Exchange Commission on August 18, 2009 (the "Original Filing"). The Company is filing the Form 8-K/A to clarify that on August 14, 2009 the Company entered into the Equity Transfer Agreement (as defined below) relating to the acquisition of Yangzhou Rock (as defined below) and thereby committed to acquire 100% equity interest in Yangzhou Rock, but did not formally complete the acquisition of the equity of Yangzhou Rock on August 18, 2009. Therefore, Item 2.01 of the Original Filing is being removed in its entirety.

Except as described above, no other changes have been made to the Original Filing, and this Form 8-K/A does not modify or update any other information in the Original Filing. Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the Original Filing. Accordingly, this Form 8-K/A should be read in conjunction with our filings made with the Securities and Exchange Commission subsequent to the date of the Original Filing.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 14, 2009, Henan Tonghai Fluid Equipment Co., Ltd., a Chinese corporation (the "Subsidiary"), a wholly-owned subsidiary of the Company, entered into an agreement to acquire 100% of the outstanding equity interests of Yangzhou Rock Valve Lock Technology Co., Ltd. ("Yangzhou Rock"), for a total cash consideration of U.S. $7.3 million pursuant to an Equity Transfer Agreement, dated August 14, 2009, among the Subsidiary and the equity owners of Yangzhou Rock (the " Equity Transfer Agreement").

Yangzhou Rock was formed in July 2006. It designs, manufactures and distributes interlock valves, valve block devices, magnetic valves, and mechanical interlocking machines. These products are widely used by companies engaged in the following industries: manufacturing, petrochemical, chemical, natural gas, thermal power and metallurgy. The interlocking valve and machine products are primarily used to eliminate human errors during operation by ensuring that potentially hazardous valve operations are performed in the correct sequence.

Yangzhou Rock is located in Yangzhou, Jiangsu Province, China. It has designed production capacity of 15,000 units of mechanical interlocking machines per annum in its over 10,000 square meter production facility. Yangzhou Rock is the only manufacturer in China that is able to produce interlocking valves and machines with its own proprietary technology.

The description of the Equity Transfer Agreement in this current report is a summary only and is qualified in its entirety by the terms of the Equity Transfer Agreement, which was attached as exhibit 10.1 to the Original Filing and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits
Exhibit	Description

10.1

English translation of Equity Transfer Agreement, dated as of August 14, 2009, by and among Henan Tonghai Fluid Equipment Co., Ltd., Guichun Xie, Lizhen Huang and Lanzhou Sufa Technology Co., Ltd. [Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 18, 2009]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: January 19, 2010

/s/ Siping Fang
Siping Fang
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1

English translation of Equity Transfer Agreement, dated as of August 14, 2009, by and among Henan Tonghai Fluid Equipment Co., Ltd., Guichun Xie, Lizhen Huang and Lanzhou Sufa Technology Co., Ltd. [Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 18, 2009]